EXHIBIT 99.1

                            TORPEDO SPORTS USA, INC.
                        2002 QUALIFIED STOCK OPTION PLAN


     1. PURPOSES OF AND BENEFITS UNDER THE PLAN. This 2002 Stock Option Plan (the "Plan") is hereby adopted by Torpedo Sports USA, Inc., its divisions, Subsidiary corporations and Parent corporations (the "Corporation"), so that they may acquire or increase their proprietary interest in the Corporation, to
(i) induce qualified persons to become employees, officers, consultants to or employee directors of the Corporation; (ii) reward employees and employee directors for past services to the Corporation and (iii) encourage such persons to remain in the employ of or associated with the Corporation and to put forth maximum efforts for the success of the business of the Corporation.

     It is intended that options granted by the Committee pursuant to Section 6(a) of this Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code, and the regulations issued thereunder, and options granted by the Committee pursuant to Section 6(b) of this Plan shall constitute "non-statutory stock options" ("Non-statutory Stock Options").

     2. DEFINITIONS. As used in this Plan, the following words and phrases shall have the meanings indicated:


          a.   "Board" means the Board of Directors of the Corporation.

          b. "Code" means Internal Revenue Code of 1986, as amended from time to time.

          c. "Committee" means the Compensation Committee appointed by the Board, if one has been appointed. If no Committee has been appointed, the term "Committee" shall mean the Board.

          d. "Common Stock" means the Corporation's $.01 par value common stock.

          e. "Disability" means a Recipient's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, or such other meaning ascribed in Section 22(e)(3) of the Code or any successor provision. If the Recipient has a disability insurance policy, the term "Disability" shall be as defined therein; provided that said definition is not inconsistent with the meaning ascribed in
               Section 22(e)(3) of the Code or any successor provision.

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          f.   "Exchange Act" means Securities Exchange Act of 1934, as amended from time to time.

          g. "Fair Market Value" per share as of a particular date means the average of the last sale price of the Corporation's Common Stock for the ten days preceding the date of grant as reported on a national securities exchange or on the NASDAQ National Market System or, if the quotation for the last sale reported is not available for the Corporation's Common Stock, the average ofthe closing bid and asked prices of the Corporation's Common Stock for the ten days preceding the date of grant as reported by NASDAQ or on the electronic bulletin board or, if none, the National Quotation Bureau, Inc.'s "Pink Sheets" or, if such quotations are unavailable, the value determined by the Committee Board in accordance with its discretion in making a bona fide, good faith determination of fair market value. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, never will lapse.

          h. "Option" means either a Non-statutory Stock Option or Incentive Stock Option.

          i. "Option Price" means the purchase price of the shares of Common Stock covered by an Option determined in accordance with Section 7(c) hereunder.

          j. "Parent" means any corporation which is a "parent corporation" as defined in Section 424(e) of the Code, with respect to the Corporation.

          k.   "Plan" means this 2002 Stock Option Plan.

          l.   "Recipient" means any person granted an Option hereunder.

          m. "Retirement" means retirement from active employment with the Corporation at or after age 60. The Committee's determination regarding an individual's retirement shall be conclusive on all parties.

          n. "Securities Act" means the Securities Act of 1933, as amended from time to time.

          o. "Subsidiary" means any corporation which is a "subsidiary corporation" as defined in Section 424(f) of the Code, with respect to the Corporation.

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     3. ADMINISTRATION.

          a. The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically conferred under the Plan or necessary or advisable in the administration of the Plan, including the authority to grant Options; to determine the vesting schedules and other restrictions, if any, relating to Options; to determine the Option Price; to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to determine Fair Market Value per share according to the definition of Fair Market Value in Section 2. Of this Plan; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

          b. Options granted under the Plan shall be evidenced by duly adopted resolutions of the Committee included in the minutes of the meeting at which they are adopted or in a unanimous written consent.

          c. The Committee shall endeavor to administer the Plan and grant Options hereunder in a manner that is compatible with the obligations of persons subject to Section 16 of the Exchange Act ("Section 16 Persons"), however compliance with Section 16 is a personal responsibility of each Section 16 person and is not the responsibility of the Corporation or the Committee, or any person thereof. None of the Committee, the Board or the Corporation shall assume any legal responsibility for a Recipient's compliance with his obligations under
Section 16 of the Exchange Act. Any Option granted hereunder which would subject or subjects the Recipient to liability under Section 16(b) of the Exchange Act is void ab initio as if it had never been granted.

          d. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

     4. ELIGIBILITY.

          a. Subject to certain limitations hereinafter set forth, Options may be granted to employees, consultants, officers and directors of the Corporation. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant to accomplish the purposes of the Plan.

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                  b. A Recipient shall be eligible to receive more than one
grant of an Option during the term of the Plan, on the terms and subject to the restrictions herein set forth.

     5. STOCK RESERVED.

          a. The stock subject to Options hereunder shall be shares of Common Stock. Such shares, in whole or in part, may be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The aggregate number of shares of Common Stock as to which Options may be granted from time to time under the Plan (the "Available Shares") initially shall not exceed 1,000,000 shares. The number of Available Shares shall be subject to adjustment as provided in Section 7(i) hereof.

          b. If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall become available for subsequent grants of Options under the Plan unless the Plan shall have been terminated.

     6. STOCK OPTIONS.

          a. INCENTIVE STOCK OPTIONS.

               (1) Options granted pursuant to this Section 6(a) are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 7 hereof. Only employees of the Corporation (as the term "employees" is defined for the purposes of the Internal Revenue Code) shall be entitled to receive Incentive Stock Options.

               (2) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this and any other plan of the Corporation or any Parent Corporation or Subsidiary Corporation are exercisable for the first time by any Recipient during any calendar year may not exceed the amount set forth in Section 422(d) of the Internal Revenue Code.

               (3) Incentive Stock Options granted under this Plan are intended to satisfy all requirements for incentive stock options under Section 422 of the Internal Revenue Code and the Treasury Regulations thereunder and, notwithstanding any other provision of this Plan, the Plan and all Incentive Stock Options granted under it shall be so construed, and all contrary provisions shall be so limited in scope and effect and, to the extent they cannot be so limited, they shall be void.

          b. NON-STATUTORY STOCK OPTIONS. Options granted pursuant to this
Section 6(b) are intended to constitute Non-statutory Stock Options and shall be subject only to the general terms and conditions specified in Section 7 hereof.

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     7. TERMS AND CONDITIONS OF OPTIONS. Each Option granted pursuant to the
Plan shall be evidenced by a written Option agreement between the Corporation and the Recipient, which agreement substantially shall be in the form of Exhibit A hereto as modified from time to time by the Committee in its discretion, and which shall comply with and be subject to the following terms and conditions:

          a. NUMBER OF SHARES. Each Option agreement shall state the number of shares of Common Stock covered by the Option.

          b. TYPE OF OPTION. Each Option agreement shall specifically identify the portion, if any, of the Option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Non-statutory Stock Option.

          c. OPTION PRICE.

               (1) The Option Price of any Non-statutory Stock Option granted under the Plan shall be fixed by the Committee at the time of grant of such option and shall not be less than 80% of the Fair Market Value of the Common Stock at the time the Option is granted. The Committee shall, in good faith, determine the Fair Market Value as described in the definition of Fair Market Value in Section 2. Of this Plan, or such other method as may be permitted by the Code, or regulations or rulings promulgated thereunder. In no event shall the Option Price be less than the par value of the Common Stock. The Committee will use its best efforts to determine the Fair Market Value of the Common Stock subject to the Option, but neither the Committee or the Company will be responsible for the payment of any tax imposed upon the participants, nor will they reimburse participants for their payment of any tax so imposed. Neither the Company, the Committee nor any member thereof shall make any representation or warranty to any participant regarding federal or state income tax consequences or effects of participating in the Plan.

               (2) The Option Price of any Incentive Stock Option granted under the Plan to a person owning less than ten percent of the total combined voting power of the Common Stock shall be at a price not less than 100% of the Fair Market Value per share, determined by the Committee pursuant to Paragraph 7(c)(1), above, on the date of grant of the Incentive Stock Option.

               (3) The Option Price of any Incentive Stock Option granted under the Plan to a person owning more than ten percent of the total combined voting power of the Common Stock shall be at a price not less than 110% of the Fair Market Value per share, determined by the Committee pursuant to Paragraph 7(c)(1), above, on the date of grant of the Incentive Stock Option.

               (4) The Option Price shall be subject to adjustment as provided in Section 7(i) hereof.

               (5) The date on which the Committee adopts a resolution expressly granting an option shall be considered the day on which such option is granted, unless a future date is specified in the resolution.

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          d. TERM OF OPTION. Each Option agreement shall state the period during and times at which the Option shall be exercisable; provided, however:

               (1) The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, although such grant shall not be effective until the Recipient has executed an Option agreement with respect to such Option.

               (2) Except as further restricted in paragraph 7(d)(3), the exercise period shall not exceed ten years from the date of grant of the option.

               (3) The exercise period for Incentive Stock Options granted to a person owning more than ten percent of the total combined voting power of the Common Stock of the Corporation shall be for no more than five years.

               (4) The Committee shall have the authority to accelerate or extend the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. No exercise period may be extended to increase the term of the option beyond ten years from the date of the grant.

               (5) The exercise period shall be subject to earlier termination as provided in Sections 7(f) and 7(g) hereof, and furthermore shall be terminated upon surrender of the Option by the holder thereof if such surrender has been authorized in advance by the Committee.

          e. METHOD OF EXERCISE AND MEDIUM AND TIME OF PAYMENT.

               (1) An Option may be exercised as to any or all whole shares of Common Stock as to which it then is exercisable.

               (2) Each exercise of an Option granted hereunder, whether in whole or in part, shall be by written notice to the secretary of the Corporation designating the number of shares as to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price for the number of shares so designated, together with any written statements required by any applicable securities laws.

               (3) The Option Price shall be paid in cash (including payment by check) concurrently with such exercise, except that, if and to the extent the instrument evidencing the Option so provides and the Corporation is not then prohibited from purchasing or acquiring shares of such stock, such payment may be made in whole or in part with shares of the same class of stock as that then subject to the Option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the Fair Market Value of the stock on the date of exercise. If and while payment with stock is permitted for the exercise of an option granted under this Plan in accordance with the foregoing provision, the instrument evidencing the

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Option may also permit the person then entitled to exercise that Option, in lieu of using previously outstanding shares therefor, to use some of the shares as to which the Option is then being exercised. The Option Price may also be paid by a combination of cash and shares and, subject to approval of the Committee, may be effected in whole or in part (A) with monies received from the Corporation at the time of exercise as a compensatory cash payment, or (B) with monies borrowed from the Corporation pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of an Option and each Recipient; provided, however, that each such method and time for payment and each such borrowing and the terms and conditions of repayment shall be permitted by and be in compliance with applicable law.

               (4) The Recipient shall make provision for the withholding of taxes as required by Paragraph 8 hereof.

          f. TERMINATION. Except as provided herein or in any option agreement entered into pursuant hereto, an Option may not be exercised unless the Recipient then is an employee, officer or director of or consultant to the Corporation, and unless the Recipient has remained continuously as an employee, officer or director of or consultant to the Corporation since the date of grant of the Option.

               (1) If the Recipient ceases to be an employee, officer or director of, or consultant to, the Corporation for cause (other than by reason of death, Disability or retirement), and except as otherwise provided in any option agreement for the grant of Non-statutory Stock Options pursuant to
Section 6(b) hereof, all Options theretofore granted to such Recipient but not theretofore exercised shall immediately terminate.

               (2) If the Recipient ceases to be an employee, officer or director of, or consultant to, the Corporation (other than by reason of death, Disability or retirement), other than for cause, and except as otherwise provided in any option agreement for the grant of Non-statutory Stock Options pursuant to Section 6(b) hereof, all Options theretofore granted to such Recipient but not theretofore exercised shall terminate three months following the date the Recipient ceased to be an employee, officer or director of, or consultant to, the Corporation.

               (3) Nothing in the Plan or in any Option granted hereunder shall confer upon an individual any right to continue in the employ of or other relationship with the Corporation or interfere in any way with the right of the Corporation to terminate such employment or other relationship between the individual and the Corporation.

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          g. DEATH, DISABILITY OR RETIREMENT OF RECIPIENT. If a Recipient shall die while an employee, officer or director of or a consultant to the Corporation, or if the Recipient's employment, officer or director status or consulting relationship, shall terminate by reason of Disability or Retirement, all Options theretofore granted to such Recipient, whether or not otherwise exercisable, unless earlier terminated in accordance with their terms, may be exercised by the Recipient or by the Recipient's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of the death or Disability of the Recipient, at any time within one year after the date of death, Disability or Retirement of the Recipient; provided, however, that in the case of Incentive Stock Options such one-year period shall be limited to three months in the case of Retirement.

          h. TRANSFERABILITY RESTRICTION.

               (1) Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder. Options may be exercised, during the lifetime of the Recipient, only by the Recipient and thereafter only by his or her legal representative.

               (2) Any attempted sale, pledge, assignment, hypothecation or other transfer of an Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon an Option shall be null and void and without force or effect and shall result in a termination of the Option.

               (3) As a condition to the transfer of any shares of Common Stock issued upon exercise of an Option granted under this Plan, the Corporation may require an opinion of counsel, satisfactory to the Corporation, to the effect that such transfer will not be in violation of the Securities Act or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws. Further, the Corporation shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Committee determines that such delivery or transfer will not violate applicable securities laws and the Recipient has tendered to the Corporation any federal, state or local tax owed by the Recipient as a result of exercising the Option or disposing of any Common Stock when the Corporation has a legal liability to satisfy such tax. The Corporation shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the Securities Act, the Exchange Act, or under any other state or federal law, rule or regulation. The Corporation is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification. Furthermore, the Corporation will not be liable to any Recipient for failure to deliver or transfer shares of Common Stock if such failure is based upon the provisions of this paragraph.

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          i. EFFECT OF CERTAIN CHANGES.

               (1) If there is any change in the number of shares of Common Stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock available for Options and the number of such shares covered by outstanding Options, and the exercise price per share of the outstanding Options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

               (2) In the event of the proposed dissolution or liquidation of the Corporation, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolidation of the Corporation with another corporation, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then current Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, or merger or consolidation; or in the alternative the Committee may provide that each Option granted under the Plan shall terminate as of a date fixed by the Committee; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to each Recipient, who shall have the right, during the period of 30 days preceding such termination, to exercise the Option as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Option would not otherwise be exercisable.

               (3) Paragraph (2) of this Section 7(i) shall not apply to a merger or consolidation in which the Corporation is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect Parent of the Corporation), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

               (4) In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

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               (5) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.

               (6) Except as expressly provided in this Section 7(i), the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

          j. RIGHTS AS SHAREHOLDER - NON-DISTRIBUTIVE INTENT.

               (1) Neither a person to whom an Option is granted, nor such person's legal representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares subject to such Option until after the Option is exercised and the shares are issued to the person exercising such Option.

               (2) Upon exercise of an Option at a time when there is no registration statement in effect under the Securities Act relating to the shares issuable upon exercise, shares may be issued to the Recipient only if the Recipient represents and warrants in writing to the Corporation that the shares purchased are being acquired for investment and not with a view to the distribution thereof and provides the Corporation with sufficient information to establish an exemption from the registration requirements of the Securities Act. A form of subscription agreement is attached hereto as Exhibit B.

               (3) No shares shall be issued upon the exercise of an Option unless and until there shall have been compliance with any then applicable requirements of the Securities and Exchange Commission, or any other regulatory agencies having jurisdiction over the Corporation.

               (4) No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 7(i) hereof.

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               k. Other Provisions. Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise of an option, and (ii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

     8. AGREEMENT BY RECIPIENT REGARDING TAXES.

          a. Each Recipient agrees that upon exercise of an Option granted under this Plan, in addition to the payment of the Option Price as provided in Section 7(e) hereof, the Recipient shall pay in cash to the Corporation, an amount sufficient to allow the Corporation to pay federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Recipient.

          b. Each Option Recipient must acknowledge the possible availability of an election under Section 83(b) of the Code, or any successor provision.

     9. TERM OF PLAN. Options may be granted under this Plan from time to time within a period of five years from the date the Plan is adopted by the Board.

     10. AMENDMENT AND TERMINATION OF THE PLAN. The Committee at any time and from time to time may suspend, terminate, modify or amend the Plan. Except as provided in Section 7 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Recipient is obtained.

     11. ASSUMPTION. Subject to Section 7, the terms and conditions of any outstanding Options granted pursuant to this Plan shall be assumed by, be binding upon and shall inure to the benefit of any successor corporation to the Corporation and continue to be governed by, to the extent applicable, the terms and conditions of this Plan. Such successor corporation may but shall not be obligated to assume this Plan.

     12. TERMINATION OF RIGHT OF ACTION. Every right of action arising out of or in connection with the Plan by or on behalf of the Corporation, or by any shareholder of the Corporation against any past, present or future member of the Board, or against any employee, or by an employee (past, present or future) against the Corporation, irrespective of the place where an action may be brought and of the place of residence of any such shareholder, director or employee, will cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen or such shorter period as may be provided by law.

     13. ADOPTION.

          a. This Plan was approved by the Board of Directors of the Corporation on March 27, 2002.

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          b. If this Plan is not approved by the shareholders of the Corporation within 12 months of the date the Plan was approved by the Board as required by
Section 422(b)(1) of the Internal Revenue Code, this Plan and the options granted hereunder shall be and remain effective for all Recipients, but the reference to Incentive Stock Options herein shall be deleted and all options granted hereunder shall be Non-statutory Stock Options pursuant to Section 6(b) hereof.

          c. Notwithstanding any other provision of this Plan, if any person who is granted options under this Plan prior to shareholder approval of this Plan, ceases to be an officer or employee of the Company prior to shareholder approval of this Plan, all options granted to that person shall immediately terminate.

                                      Torpedo Sports USA, Inc.


                                      By___________________________________
                                        Henry Fong, Chief Executive Officer


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                                                                       Exhibit A

                                     FORM OF
                             STOCK OPTION AGREEMENT
                             ----------------------

     STOCK OPTION AGREEMENT made as of this ___ day of _______, 2002, between Torpedo Sports USA, Inc., a Delaware corporation (the "Corporation"), and ________________ (the "Recipient").

     In accordance with its 2002 Stock Option Plan (the "Plan"), a copy of which is attached and is incorporated herein by reference, the Corporation desires, in connection with the services of the Recipient, to provide the Recipient with an opportunity to acquire no par value common stock ("Common Stock") of the Corporation on favorable terms and thereby increase the Recipient's proprietary interest in the Corporation and as incentive to put forth maximum efforts for the success of the business of the Corporation.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Recipient agree as follows:


     CONFIRMATION OF GRANT OF OPTION. Pursuant to a determination of the Compensation Committee of the Board of Directors of the Corporation (the "Committee") (if such a Committee has been appointed) or in the absence of a Committee, by the Board of Directors of the Corporation (the "Board) made on March 27, 2002 (the "Date of Grant"), the Corporation, subject to the terms of the Plan and of this Agreement, confirms that the Recipient has been irrevocably granted on the Date of Grant, as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, [an Incentive/a Non-statutory] Stock Option pursuant to Section 6 of the Plan (the "Option") to purchase an aggregate of ______ shares of Common Stock on the terms and conditions herein set forth, subject to adjustment as provided in Paragraph 8 hereof.

     1. OPTION PRICE. The Option Price of shares of Common Stock covered by the Option will be $0.26 per share (the "Option Price") subject to adjustment as provided in Paragraph 7(i) of the Plan.

     2. VESTING OF OPTION. This Option shall vest as follows \\to be tailored to each optionee\\

     3. EXERCISE OF OPTION. Except as otherwise provided in Section 7 of the Plan, the Option may be exercised in whole or in part at any time during the term of the Option, provided, however, no Option shall be exercisable after the expiration of the term thereof, and no Option shall be exercisable unless the holder shall at the time of exercise have been an employee, officer, consultant to or employee director of the Corporation for a period of at least three months.

     The Option may be exercised, as provided in this Paragraph 4, by notice and payment to the Corporation as provided in Paragraph 11 hereof and Section 7(e) of the Plan.

     4. TERM OF OPTION. The term of the Option will be through ______ years from the Date of Grant, subject to earlier termination or cancellation as provided in this Agreement.

     The holder of the Option will not have any rights to dividends or any other rights of a shareholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued upon purchase of such shares through exercise of the Option.

     5. TRANSFERABILITY RESTRICTION. The Option may not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise) except in strict compliance with Section 7(h) of the Plan. Any assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event, provided, however, that any such termination of the Option under the foregoing provisions of this Paragraph 6 will not prejudice any rights or remedies which the Corporation may have under this Agreement or otherwise.

     6. EXERCISE UPON TERMINATION. The Recipient's rights to exercise this Option upon termination of employment or cessation as an officer or employee director shall be as set forth in Section 7(f) of the Plan.

     7. DEATH, DISABILITY OR RETIREMENT OF RECIPIENT. The Recipient's rights to exercise this Option upon the death, Disability or Retirement of the Recipient shall be as set forth in Section 7(g) of the Plan.

     8. ADJUSTMENTS. The Option shall be subject to adjustment upon the occurrence of certain events as set forth in Section 7(i) of the Plan.

     9. NO REGISTRATION OBLIGATION. The Recipient understands that the Option is not registered under the Securities Act of 1933, as amended (the "Securities Act") and the Corporation has no obligation to register under the Securities Act the Option or any of the shares of Common Stock subject to and issuable upon the exercise of the Option. The Recipient represents that the Option is being acquired by him or her and that such shares of Common Stock will be acquired by him or her for investment and all certificates for the shares issued upon exercise of the Option will bear the following legend unless such shares are registered under the Securities Act prior to their issuance:

     The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Securities Act"), and are "restricted securities" as that term is defined in Rule 144 under the Securities Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, the availability of which is to be established to the satisfaction of the Company.

     The Recipient further understands and agrees that the Option may be exercised only if at the time of such exercise the Recipient and the Corporation are able to establish the existence of an exemption from registration under the Securities Act and applicable state laws.

     10. NOTICES. Each notice relating to this Agreement will be in writing and delivered in person or by certified mail to the proper address. Notices to the Corporation shall be addressed to the Corporation, 7315 East Peakview Avenue, Englewood, Colorado 80111, Attn: Secretary. Notices to the Recipient or other person or persons then entitled to exercise the Option shall be addressed to the Recipient or such other person or persons at the Recipient's address below specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect given pursuant to this Paragraph 10.

     11. AGREEMENT BY RECIPIENT REGARDING TAXEs.

          (a) The Recipient agrees that upon exercise of an Option, in addition to the payment of the Option Price as provided in Section 7(e) of the Plan, the Recipient shall pay in cash to the Corporation, an amount sufficient to allow the Corporation to pay federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Recipient.

          (b) The Recipient acknowledges the possible availability of an election under Section 83(b) of the Code and agrees to give the Corporation prompt written notice of any election made by such person under Section 83(b) of the Code, or any similar provision thereof.

     12 SECTION 16 COMPLIANCE. The Recipient acknowledges that it is solely responsible for filing all reports that may be required under Section 16 of the Securities Exchange Act of 1934, and that the filing of such reports is not the responsibility of the Corporation or the Committee, or any person thereof.

     13 APPROVAL OF COUNSEL. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, applicable state securities laws, the rules and regulations thereunder, and the requirements of any national securities exchange upon which the Common Stock then may be listed.

     14 BENEFITS OF AGREEMENT. This Agreement will inure to the benefit of and be binding upon each successor and assign of the Corporation. All obligations imposed upon the Recipient and all rights granted to the Corporation under this Agreement will be binding upon the Recipient's heirs, legal representatives and successors.

     15 GOVERNMENTAL AND OTHER REGULATIONS. The exercise of the Option and the Corporation's obligation to sell and deliver shares upon the exercise of rights to purchase shares is subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Corporation, be required.

     16 INCORPORATION OF THE PLAN. The Plan is attached hereto and incorporated herein by reference. In the event that any provision in this Agreement conflicts with a provision in the Plan, the Plan shall govern. All capitalized terms not otherwise defined herein shall be as defined in the Plan.

     Executed in the name and on behalf of the Corporation by one of its duly authorized officers and by the Recipient all as of the date first above written.

                                    Torpedo Sports USA, Inc.



                                    By________________________________
                                        Name___________________________
                                        Title__________________________

         The undersigned Recipient understands the terms of this Option Agreement and the attached Plan and hereby agrees to comply therewith.

Date __________ ___, 2002           _______________________________
                                    Recipient: ____________________
                                    Tax ID Number:_________________
                                    Address:  _____________________
                                    _______________________________
                                    _______________________________

                                                                       Exhibit B


                                     FORM OF
                             SUBSCRIPTION AGREEMENT


         THE SECURITIES OF TORPEDO SPORTS USA, INC. BEING SUBSCRIBED FOR HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE BLUE SKY OR SECURITIES LAWS AND ARE OFFERED UNDER EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF SUCH LAWS.

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         This Subscription Agreement is entered for the purpose of the Undersigned acquiring _____________ shares of the $.01 par value common stock (the "Securities") of Torpedo Sports USA, Inc., a Delaware corporation (the "Corporation") from the Corporation upon the exercise of an Option pursuant to the Torpedo Sports USA, Inc. 2002 Stock Option Plan (the "Plan"). It is understood that no exercise of an Option at a time when no registration statement relating thereto is effective under the Securities Act of 1933, as amended (the "Securities Act") can be completed until the Undersigned executes this Subscription Agreement and delivers it to the Corporation, and then such exercise is effective only in accordance with the terms of the Plan and this Subscription Agreement.

         In connection with the Undersigned's acquisition of the Securities, the Undersigned represents and warrants to the Corporation as follows:

         1 The Undersigned has been provided with the faccess to any information requested (all of which is referred to herein as the "Available Information").

         2 The Corporation has given the Undersigned the opportunity to ask questions of and to receive answers from persons acting on the Corporation's behalf concerning the terms and conditions of this transaction and the opportunity to obtain any additional reasonable information regarding the Corporation, its business and financial condition which the Corporation possesses or can acquire without unreasonable effort or expense.

         3 The Securities are being acquired by the Undersigned for his or her own account and not on behalf of any other person or entity. The Undersigned's present financial condition is such that it is unlikely that it would be necessary for the Undersigned to dispose of any portion of the Securities in the foreseeable future.

         4 The Undersigned understands that the Securities being acquired hereby have not been registered under the Securities Act or any state or foreign securities laws, and are and will continue to be restricted securities within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act and applicable state statutes, and consents to the placement of an appropriate restrictive legend or legends on any certificates evidencing the Securities and any certificates issued in replacement or exchange therefor and acknowledges that the Corporation will cause its stock transfer records to note such restrictions.

         5 By the Undersigned's execution below, it is acknowledged and understood that the Corporation is relying upon the accuracy and completeness hereof in complying with certain obligations under applicable securities laws.

         6 This Agreement binds and inures to the benefit of the representatives, successors and permitted assigns of the respective parties hereto.

         7 Incorporation of the Plan. The Plan is attached hereto and incorporated herein by reference. In the event that any provision in this Agreement conflicts with a provision in the Plan, the Plan shall govern. All capitalized terms not otherwise defined herein shall be as defined in the Plan.

                                    (Undersigned)



______________, 20__                ____________________________
                                    Recipient: _________________
                                    Tax ID Number:______________
                                    Address:  __________________
                                    ____________________________
                                    ____________________________